Exhibit 23.1

Consent of Independent Registered Public Accounting

We consent to the incorporation by reference in the Registration Statement on this Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 26, 2025, with respect to the consolidated financial statements of Satellogic Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

January 26, 2026